EXHIBIT 1(e)
WRITTEN CONSENT OF THE DIRECTORS
OF AVIVA LIFE AND ANNUITY COMPANY
IN LIEU OF A MEETING
AVIVA LIFE AND ANNUITY COMPANY
(AN IOWA CORPORATION)
UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
September 5, 2008
     WHEREAS, the consummation of the statutory merger of Indianapolis Life Insurance Company with and into Aviva Life and Annuity Company, in accordance with the applicable laws of the States of Indiana and Iowa and the resulting cessation of the separate existence of Indianapolis Life Insurance Company is expected soon; and
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     WHEREAS, upon the consummation of the statutory merger, Aviva Life and Annuity Company shall possess all assets, including all separate account assets, of Indianapolis Life Insurance Company, and Aviva Life and Annuity Company shall be vested with all obligations belonging to or due Indianapolis Life Insurance Company without further act or deed; and
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     WHEREAS, Aviva Life and Annuity Company is and shall continue to be subject to the laws of the State of Iowa; and
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     WHEREAS, upon consummation of the statutory merger, Aviva Life and Annuity Company shall become the depositor for ILICO Separate Account 1, a separate account assumed on June 30, 2003 by the Directors of Indianapolis Life Insurance Company in connection with the merger of IL Annuity and Insurance Company with and into Indianapolis Life Insurance Company on that date in order to support variable annuity contracts issued by IL Annuity and Insurance Company and supported by IL Annuity and Insurance Co. Separate Account 1, a separate account that had been established on November 1, 1994 and registered with the U.S. Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940; and
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     WHEREAS, the Directors of Aviva Life and Annuity Company deem it advisable to change the designation of ILICO Separate Account 1 to ALAC Separate Account 1, upon consummation of the statutory merger of Indianapolis Life Insurance Company (successor by merger to IL Annuity and Insurance Company) with and into Aviva Life and Annuity Company;
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     NOW THEREFORE, BE IT RESOLVED, that Aviva Life and Annuity Company, an Iowa stock life insurance company, shall be authorized to act as depositor for the variable annuity contracts originally issued by IL Annuity and Insurance Company prior to the consummation of the statutory merger of Indianapolis Life Insurance Company (successor by merger to IL Annuity and Insurance Company) with and into Aviva Life and Annuity Company; and
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     RESOLVED FURTHER, that ALAC Separate Account 1 shall be subject to the laws of the State of Iowa; and
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     RESOLVED FURTHER, that the Board of Directors of Aviva Life and Annuity Company hereby approves changing the designation of the ILICO Separate Account 1 to ALAC Separate Account 1 upon the consummation of the statutory merger of Indianapolis Life Insurance Company (successor by merger to IL Annuity and Insurance Company) with and into Aviva Life and Annuity Company; and
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     RESOLVED further, that the appropriate officers of Aviva Life and Annuity Company, with such assistance from auditors, legal counsel and independent consultants or other individuals as they may require, are hereby authorized and directed to take all actions, and execute any and all documents, as may be necessary to maintain the lawful operations of ALAC Separate Account 1 under all applicable federal and state laws, rules and regulations.
     Pursuant to the authority vested in the Board of Directors under the articles of incorporation and bylaws of Aviva Life and Annuity Company, an Iowa stock life insurance company, and pursuant to the authority of the laws of Iowa, the undersigned, being all the directors of Aviva Life and Annuity Company, do hereby affirmatively adopt, approve, and vote for the foregoing Resolutions of the Board of Directors, it being intended that this consent shall have the same force and effect as the unanimous vote of the Directors at a regular meeting of the Board of Directors duly called and held at which a quorum was present and acting unanimously throughout. The Secretary is directed to file this consent in Aviva Life and Annuity Company’s minute book as a duly authorized action by the unanimous written consent of the Board of Directors of Aviva Life and Annuity Company.
     IN WITNESS WHEREOF, the undersigned hereby certify, consent and agree to the foregoing Resolutions and they have executed this Unanimous Consent to be filed as part of the record of Aviva Life and Annuity Company this 5th day of September, 2008.

/s/ Gregory D. Boal	/s/ Brian J. Clark
Gregory D. Boal	Brian J. Clark

/s/ Thomas C. Godlasky	/s/ Mark K. Hammond
Thomas C. Godlasky	Mark K. Hammond

/s/ Mark V. Heitz	/s/ Christopher J. Littlefield
Mark V. Heitz	Christopher J. Littlefield

/s/ Siva I. Pathman

Siva I. Pathman

     Filed this 5th day of September, 2008 with the undersigned Secretary of Aviva Life and Annuity Company.

By:	/s/ Michael H. Miller
Michael H. Miller, Secretary

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